Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES SECOND QUARTER 2024 RESULTS
Second quarter 2024 net income of $41.7 million and net income available to common stockholders of $37.4 million, or $0.80 per diluted share
Book Value and Tangible Book Value(1) per share both increased 1.9%, reaching record levels, after giving effect to the repurchase of $50.0 million in shares
Capital ratios continue to be strong, including 11.6% CET1 and 15.7% Total Capital
DALLAS - July 18, 2024 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the second quarter of 2024.
Net income available to common stockholders was $37.4 million, or $0.80 per diluted share, for the second quarter of 2024, compared to $21.8 million, or $0.46 per diluted share, for the first quarter of 2024 and $64.3 million, or $1.33 per diluted share, for the second quarter of 2023.
“Building a platform resilient to market and rate cycles is a foundational tenant of our strategic plan,” said Rob C. Holmes, President and CEO. “We continue to deliver differentiated solutions for clients across our markets and areas of industry focus at a pace that exceeds observed market behavior. We remain focused on realizing the clear strategic value of our platform through enhanced financial performance.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	2nd Quarter	1st Quarter	2nd Quarter
	2024	2024	2023
OPERATING RESULTS
Net income	$41,662	$26,142	$68,651
Net income available to common stockholders	$37,350	$21,829	$64,339
Diluted earnings per common share	$0.80	$0.46	$1.33
Diluted common shares	46,872	47,711	48,421
Return on average assets	0.56%	0.36%	0.95%
Return on average common equity	5.26%	3.03%	9.17%

BALANCE SHEET
Loans held for investment	$16,700,569	$16,677,691	$16,227,203
Loans held for investment, mortgage finance	5,078,161	4,153,313	5,098,812
Total loans held for investment	21,778,730	20,831,004	21,326,015
Loans held for sale	36,785	37,750	29,097
Total assets	29,854,994	29,180,585	28,976,544
Non-interest bearing deposits	7,987,715	8,478,215	9,429,352
Total deposits	23,818,327	23,954,037	23,318,240
Stockholders’ equity	3,175,601	3,170,662	3,081,927

(1)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

SECOND QUARTER 2024 COMPARED TO FIRST QUARTER 2024
For the second quarter of 2024, net income available to common stockholders was $37.4 million, or $0.80 per diluted share, compared to $21.8 million, or $0.46 per diluted share, for the first quarter of 2024.
Provision for credit losses for the second quarter of 2024 was $20.0 million, compared to $19.0 million for the first quarter of 2024. The $20.0 million provision for credit losses recorded in the second quarter of 2024 resulted primarily from growth in total loans held for investment (“LHI”) and $12.0 million in net charge-offs.
Net interest income was $216.6 million for the second quarter of 2024, compared to $215.0 million for the first quarter of 2024, as an increase in average earning assets and a decline in funding costs was partially offset by an increase in average interest bearing deposits. Net interest margin for the second quarter of 2024 was 3.01%, a decrease of 2 basis points from the first quarter of 2024. LHI, excluding mortgage finance, yields decreased 1 basis point from the first quarter of 2024 and LHI, mortgage finance, yields increased 34 basis points from the first quarter of 2024. Total cost of deposits was 2.99% for the second quarter of 2024, a 2 basis point increase from the first quarter of 2024.
Non-interest income for the second quarter of 2024 increased $9.1 million, or 22%, compared to the first quarter of 2024, primarily due to increases in investment banking and advisory fees and other non-interest income.
Non-interest expense for the second quarter of 2024 decreased $14.0 million, or 7%, compared to the first quarter of 2024, primarily due to a $9.9 million decrease in salaries and benefits, related to the effect of seasonal payroll expenses that peak in the first quarter, as well as decreases in legal and professional expense and Federal Deposit Insurance Corporation (“FDIC”) insurance assessment expense, partially offset by an increase in other non-interest expense. The second quarter of 2024 included $460,000 in FDIC special assessment expense, as compared to $3.0 million in the first quarter of 2024. Legal and professional expense in the first quarter of 2024 included a $5.0 million legal settlement expense.
SECOND QUARTER 2024 COMPARED TO SECOND QUARTER 2023
Net income available to common stockholders was $37.4 million, or $0.80 per diluted share, for the second quarter of 2024, compared to $64.3 million, or $1.33 per diluted share, for the second quarter of 2023.
The second quarter of 2024 included a $20.0 million provision for credit losses, reflecting growth in total LHI and $12.0 million in net charge-offs, compared to a $7.0 million provision for the second quarter of 2023.
Net interest income decreased to $216.6 million for the second quarter of 2024, compared to $232.0 million for the second quarter of 2023, primarily due to increases in funding costs and average interest bearing deposits, partially offset by increases in yields on average earning assets and average LHI, excluding mortgage finance. Net interest margin decreased 28 basis points to 3.01% for the second quarter of 2024 compared to the second quarter of 2023. LHI, excluding mortgage finance, yields increased 25 basis points compared to the second quarter of 2023 and LHI, mortgage finance yields decreased 59 basis points from the second quarter of 2023. Total cost of deposits increased 62 basis points compared to the second quarter of 2023.
Non-interest income for the second quarter of 2024 increased $4.4 million, or 10%, compared to the second quarter of 2023. The increase was primarily due to an increase in investment banking and advisory fees, partially offset by a decrease in trading income.
Non-interest expense for the second quarter of 2024 increased $6.8 million, or 4%, compared to the second quarter of 2023, primarily due to increases in salaries and benefits, occupancy expense, communications and technology expense, FDIC insurance assessment expense and other non-interest expense, partially offset by a decrease in legal and professional expense.
CREDIT QUALITY
Net charge-offs of $12.0 million were recorded during the second quarter of 2024, compared to net charge-offs of $10.8 million and $8.2 million during the first quarter of 2024 and the second quarter of 2023, respectively. Criticized loans totaled $859.7 million at June 30, 2024, compared to $859.5 million at March 31, 2024 and $619.4 million at June 30, 2023. Non-accrual LHI totaled $85.0 million at June 30, 2024, compared to $92.8 million at March 31, 2024 and $81.0 million at June 30, 2023. The ratio of non-accrual LHI to total LHI for the second quarter of 2024 was 0.39%, compared to 0.45% for the first quarter of 2024 and 0.38% for the second quarter of 2023. The ratio of total allowance for credit losses to total LHI was 1.44% at June 30, 2024, compared to 1.46% and 1.32% at March 31, 2024 and June 30, 2023, respectively.
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of June 30, 2024. CET1, tier 1 capital, total capital and leverage ratios were 11.6%, 13.1%, 15.7% and 12.2%, respectively, at June 30, 2024, compared to 12.4%, 13.9%, 16.6% and 12.4%, respectively, at March 31, 2024 and 12.2%, 13.7%, 16.4% and 12.4%, respectively, at June 30, 2023. The second quarter 2024 decline in regulatory ratios resulted primarily from the redemption in full of the bank-issued senior unsecured credit-linked notes of $275.0 million in the second quarter of 2024. At June 30, 2024, our ratio of tangible common equity to total tangible assets was 9.6%, compared to 9.8% at March 31, 2024 and 9.6% at June 30, 2023.
During the second quarter of 2024, the Company repurchased 852,098 shares of its common stock for an aggregate purchase price, including excise tax expense, of $50.0 million, at a weighted average price of $58.14 per share.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, the parent company of Texas Capital Bank d/b/a Texas Capital, is a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to: economic or business conditions in Texas, the United States or globally that impact TCBI or its customers; negative credit quality developments arising from the foregoing or other factors; TCBI’s ability to effectively manage its liquidity and maintain adequate regulatory capital to support its businesses; TCBI’s ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations; TCBI’s ability to successfully execute its business strategy, including developing and executing new lines of business and new products and services; the extensive regulations to which TCBI is subject and its ability to comply with applicable governmental regulations, including legislative and regulatory changes; TCBI’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches; elevated or further changes in interest rates, including the impact of interest rates on TCBI’s securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities; the effectiveness of TCBI’s risk management processes strategies and monitoring; fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting TCBI’s loans; the failure to identify, attract and retain key personnel and other employees; increased or expanded competition from banks and other financial service providers in TCBI’s markets; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or TCBI, in particular; claims, litigation or regulatory investigations and actions that TCBI may become subject to; severe weather, natural disasters, climate change, acts of war, terrorism, global conflict (including those already reported by the media, as well as others that may arise), or other external events, as well as related legislative and regulatory initiatives; and the risks and factors more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2024	2024	2023	2023	2023
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$422,068	$417,378	$417,072	$425,769	$401,916
Interest expense	205,486	202,369	202,355	193,698	169,926
Net interest income	216,582	215,009	214,717	232,071	231,990
Provision for credit losses	20,000	19,000	19,000	18,000	7,000
Net interest income after provision for credit losses	196,582	196,009	195,717	214,071	224,990
Non-interest income	50,424	41,319	31,133	46,872	46,011
Non-interest expense	188,409	202,393	201,385	179,891	181,644
Income before income taxes	58,597	34,935	25,465	81,052	89,357
Income tax expense	16,935	8,793	5,315	19,373	20,706
Net income	41,662	26,142	20,150	61,679	68,651
Preferred stock dividends	4,312	4,313	4,312	4,313	4,312
Net income available to common stockholders	$37,350	$21,829	$15,838	$57,366	$64,339
Diluted earnings per common share	$0.80	$0.46	$0.33	$1.18	$1.33
Diluted common shares	46,872,498	47,711,192	48,097,517	48,528,698	48,421,276

CONSOLIDATED BALANCE SHEET DATA
Total assets	$29,854,994	$29,180,585	$28,356,266	$29,628,249	$28,976,544
Loans held for investment	16,700,569	16,677,691	16,362,230	16,183,882	16,227,203
Loans held for investment, mortgage finance	5,078,161	4,153,313	3,978,328	4,429,489	5,098,812
Loans held for sale	36,785	37,750	44,105	155,073	29,097
Interest bearing cash and cash equivalents	2,691,352	3,148,157	3,042,357	3,975,860	2,587,131
Investment securities	4,388,976	4,414,280	4,143,194	4,069,717	4,226,653
Non-interest bearing deposits	7,987,715	8,478,215	7,328,276	9,352,883	9,429,352
Total deposits	23,818,327	23,954,037	22,371,839	23,878,978	23,318,240
Short-term borrowings	1,675,000	750,000	1,500,000	1,400,000	1,350,000
Long-term debt	659,997	859,823	859,147	858,471	857,795
Stockholders’ equity	3,175,601	3,170,662	3,199,142	3,077,700	3,081,927

End of period shares outstanding	46,188,078	46,986,275	47,237,912	48,015,003	47,992,521
Book value per share	$62.26	$61.10	$61.37	$57.85	$57.97
Tangible book value per share(1)	$62.23	$61.06	$61.34	$57.82	$57.93

SELECTED FINANCIAL RATIOS
Net interest margin	3.01%	3.03%	2.93%	3.13%	3.29%
Return on average assets	0.56%	0.36%	0.27%	0.81%	0.95%
Return on average common equity	5.26%	3.03%	2.25%	8.08%	9.17%
Non-interest income to average earning assets	0.71%	0.59%	0.43%	0.64%	0.66%
Efficiency ratio(2)	70.6%	79.0%	81.9%	64.5%	65.3%
Non-interest expense to average earning assets	2.65%	2.89%	2.79%	2.46%	2.61%
Common equity to total assets	9.6%	9.8%	10.2%	9.4%	9.6%
Tangible common equity to total tangible assets(3)	9.6%	9.8%	10.2%	9.4%	9.6%
Common Equity Tier 1	11.6%	12.4%	12.6%	12.7%	12.2%
Tier 1 capital	13.1%	13.9%	14.2%	14.3%	13.7%
Total capital	15.7%	16.6%	17.1%	17.1%	16.4%
Leverage	12.2%	12.4%	12.2%	12.1%	12.4%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	June 30, 2024	June 30, 2023	% Change
Assets
Cash and due from banks	$221,727	$260,314	(15)%
Interest bearing cash and cash equivalents	2,691,352	2,587,131	4%
Available-for-sale debt securities	3,483,231	3,292,478	6%
Held-to-maturity debt securities	831,513	900,315	(8)%
Equity securities	74,232	33,860	119%
Investment securities	4,388,976	4,226,653	4%
Loans held for sale	36,785	29,097	26%
Loans held for investment, mortgage finance	5,078,161	5,098,812	—%
Loans held for investment	16,700,569	16,227,203	3%
Less: Allowance for credit losses on loans	267,297	237,343	13%
Loans held for investment, net	21,511,433	21,088,672	2%
Premises and equipment, net	69,464	26,096	166%
Accrued interest receivable and other assets	933,761	757,085	23%
Goodwill and intangibles, net	1,496	1,496	—%
Total assets	$29,854,994	$28,976,544	3%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$7,987,715	$9,429,352	(15)%
Interest bearing deposits	15,830,612	13,888,888	14%
Total deposits	23,818,327	23,318,240	2%
Accrued interest payable	23,841	29,658	(20)%
Other liabilities	502,228	338,924	48%
Short-term borrowings	1,675,000	1,350,000	24%
Long-term debt	659,997	857,795	(23)%
Total liabilities	26,679,393	25,894,617	3%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at June 30, 2024 and 2023	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 51,474,581 and 51,087,965 at June 30, 2024 and 2023, respectively	515	511	1%
Additional paid-in capital	1,050,114	1,035,063	1%
Retained earnings	2,494,572	2,362,189	6%
Treasury stock - 5,286,503 and 3,095,444 shares at cost at June 30, 2024 and 2023, respectively	(301,868)	(175,528)	72%
Accumulated other comprehensive loss, net of taxes	(367,732)	(440,308)	(16)%
Total stockholders’ equity	3,175,601	3,081,927	3%
Total liabilities and stockholders’ equity	$29,854,994	$28,976,544	3%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Interest income
Interest and fees on loans	$345,251	$332,867	$676,130	$630,305
Investment securities	33,584	27,478	65,728	52,770
Interest bearing cash and cash equivalents	43,233	41,571	97,588	104,007
Total interest income	422,068	401,916	839,446	787,082
Interest expense
Deposits	181,280	137,391	356,880	257,485
Short-term borrowings	12,749	18,253	25,532	32,997
Long-term debt	11,457	14,282	25,443	29,265
Total interest expense	205,486	169,926	407,855	319,747
Net interest income	216,582	231,990	431,591	467,335
Provision for credit losses	20,000	7,000	39,000	35,000
Net interest income after provision for credit losses	196,582	224,990	392,591	432,335
Non-interest income
Service charges on deposit accounts	5,911	5,158	12,250	10,180
Wealth management and trust fee income	3,699	3,715	7,266	7,144
Brokered loan fees	2,131	2,415	4,042	4,310
Investment banking and advisory fees	25,048	19,101	43,472	33,665
Trading income	5,650	8,397	10,362	12,601
Other	7,985	7,225	14,351	15,514
Total non-interest income	50,424	46,011	91,743	83,414
Non-interest expense
Salaries and benefits	118,840	113,050	247,567	241,720
Occupancy expense	10,666	9,482	20,403	19,101
Marketing	5,996	6,367	12,032	15,411
Legal and professional	11,273	15,669	27,468	30,183
Communications and technology	22,013	20,525	43,127	38,048
Federal Deposit Insurance Corporation insurance assessment	5,570	3,693	13,991	5,863
Other	14,051	12,858	26,214	25,345
Total non-interest expense	188,409	181,644	390,802	375,671
Income before income taxes	58,597	89,357	93,532	140,078
Income tax expense	16,935	20,706	25,728	32,766
Net income	41,662	68,651	67,804	107,312
Preferred stock dividends	4,312	4,312	8,625	8,625
Net income available to common stockholders	$37,350	$64,339	$59,179	$98,687

Basic earnings per common share	$0.80	$1.34	$1.26	$2.05
Diluted earnings per common share	$0.80	$1.33	$1.25	$2.02

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2024	2024	2023	2023	2023
Allowance for credit losses on loans:
Beginning balance	$263,962	$249,973	$244,902	$237,343	$260,928
Loans charged-off:
Commercial	9,997	7,544	8,356	13,246	8,852
Commercial real estate	2,111	3,325	5,500	—	—
Consumer	—	—	—	41	—
Total charge-offs	12,108	10,869	13,856	13,287	8,852
Recoveries:
Commercial	153	105	15	4,346	611
Commercial real estate	—	—	4	—	—
Consumer	—	—	—	—	2
Total recoveries	153	105	19	4,346	613
Net charge-offs	11,955	10,764	13,837	8,941	8,239
Provision for credit losses on loans	15,290	24,753	18,908	16,500	(15,346)
Ending balance	$267,297	$263,962	$249,973	$244,902	$237,343

Allowance for off-balance sheet credit losses:
Beginning balance	$40,609	$46,362	$46,270	$44,770	$22,424
Provision for off-balance sheet credit losses	4,710	(5,753)	92	1,500	22,346
Ending balance	$45,319	$40,609	$46,362	$46,270	$44,770

Total allowance for credit losses	$312,616	$304,571	$296,335	$291,172	$282,113
Total provision for credit losses	$20,000	$19,000	$19,000	$18,000	$7,000

Allowance for credit losses on loans to total loans held for investment	1.23%	1.27%	1.23%	1.19%	1.11%
Allowance for credit losses on loans to average total loans held for investment	1.27%	1.32%	1.24%	1.17%	1.15%
Net charge-offs to average total loans held for investment(1)	0.23%	0.22%	0.27%	0.17%	0.16%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.22%	0.20%	0.25%	0.26%	0.23%
Total provision for credit losses to average total loans held for investment(1)	0.38%	0.38%	0.37%	0.34%	0.14%
Total allowance for credit losses to total loans held for investment	1.44%	1.46%	1.46%	1.41%	1.32%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2024	2024	2023	2023	2023
Non-accrual loans held for investment	$85,021	$92,849	$81,398	$63,129	$81,039
Non-accrual loans held for sale(1)	—	9,250	—	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$85,021	$102,099	$81,398	$63,129	$81,039

Non-accrual loans held for investment to total loans held for investment	0.39%	0.45%	0.40%	0.31%	0.38%
Total non-performing assets to total assets	0.28%	0.35%	0.29%	0.21%	0.28%
Allowance for credit losses on loans to non-accrual loans held for investment	3.1x	2.8x	3.1x	3.9x	2.9x
Total allowance for credit losses to non-accrual loans held for investment	3.7x	3.3x	3.6x	4.6x	3.5x

Loans held for investment past due 90 days and still accruing	$286	$3,674	$19,523	$4,602	$64
Loans held for investment past due 90 days to total loans held for investment	—%	0.02%	0.10%	0.02%	—%
Loans held for sale past due 90 days and still accruing	$64	$147	$—	$—	$—
(1)    First quarter 2024 includes one non-accrual loan previously reported in loans held for investment that was transferred at fair value to held for sale as of March 31, 2024.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2024	2024	2023	2023	2023
Interest income
Interest and fees on loans	$345,251	$330,879	$325,210	$345,138	$332,867
Investment securities	33,584	32,144	28,454	27,070	27,478
Interest bearing deposits in other banks	43,233	54,355	63,408	53,561	41,571
Total interest income	422,068	417,378	417,072	425,769	401,916
Interest expense
Deposits	181,280	175,600	170,173	160,117	137,391
Short-term borrowings	12,749	12,783	18,069	19,576	18,253
Long-term debt	11,457	13,986	14,113	14,005	14,282
Total interest expense	205,486	202,369	202,355	193,698	169,926
Net interest income	216,582	215,009	214,717	232,071	231,990
Provision for credit losses	20,000	19,000	19,000	18,000	7,000
Net interest income after provision for credit losses	196,582	196,009	195,717	214,071	224,990
Non-interest income
Service charges on deposit accounts	5,911	6,339	5,397	5,297	5,158
Wealth management and trust fee income	3,699	3,567	3,302	3,509	3,715
Brokered loan fees	2,131	1,911	2,076	2,532	2,415
Investment banking and advisory fees	25,048	18,424	6,906	23,099	19,101
Trading income	5,650	4,712	3,819	6,092	8,397
Other	7,985	6,366	9,633	6,343	7,225
Total non-interest income	50,424	41,319	31,133	46,872	46,011
Non-interest expense
Salaries and benefits	118,840	128,727	107,970	110,010	113,050
Occupancy expense	10,666	9,737	9,483	9,910	9,482
Marketing	5,996	6,036	5,686	4,757	6,367
Legal and professional	11,273	16,195	17,127	17,614	15,669
Communications and technology	22,013	21,114	23,607	19,607	20,525
Federal Deposit Insurance Corporation insurance assessment	5,570	8,421	25,143	5,769	3,693
Other	14,051	12,163	12,369	12,224	12,858
Total non-interest expense	188,409	202,393	201,385	179,891	181,644
Income before income taxes	58,597	34,935	25,465	81,052	89,357
Income tax expense	16,935	8,793	5,315	19,373	20,706
Net income	41,662	26,142	20,150	61,679	68,651
Preferred stock dividends	4,312	4,313	4,312	4,313	4,312
Net income available to common shareholders	$37,350	$21,829	$15,838	$57,366	$64,339

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	2nd Quarter 2024			1st Quarter 2024			4th Quarter 2023			3rd Quarter 2023			2nd Quarter 2023
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$4,427,023	$33,584	2.80%	$4,299,368	$32,144	2.77%	$4,078,975	$28,454	2.48%	$4,204,749	$27,070	2.33%	$4,306,881	$27,478	2.36%
Interest bearing cash and cash equivalents	3,273,069	43,233	5.31%	4,051,627	54,355	5.40%	4,637,374	63,408	5.42%	3,965,045	53,561	5.36%	3,286,091	41,571	5.07%
Loans held for sale	28,768	683	9.55%	51,164	1,184	9.31%	29,071	672	9.17%	31,878	647	8.06%	28,414	599	8.46%
Loans held for investment, mortgage finance(4)	4,357,288	42,722	3.94%	3,517,707	31,455	3.60%	3,946,280	33,709	3.39%	4,697,702	50,813	4.29%	4,376,235	49,425	4.53%
Loans held for investment(3)(4)	16,750,788	301,910	7.25%	16,522,089	298,306	7.26%	16,164,233	290,897	7.14%	16,317,324	293,750	7.14%	16,217,314	282,956	7.00%
Less: Allowance for credit losses on loans	263,145	—	—	249,936	—	—	244,287	—	—	238,883	—	—	261,027	—	—
Loans held for investment, net	20,844,931	344,632	6.65%	19,789,860	329,761	6.70%	19,866,226	324,606	6.48%	20,776,143	344,563	6.58%	20,332,522	332,381	6.56%
Total earning assets	28,573,791	422,132	5.86%	28,192,019	417,444	5.88%	28,611,646	417,140	5.69%	28,977,815	425,841	5.75%	27,953,908	402,029	5.69%
Cash and other assets	1,177,061			1,058,463			1,120,354			1,106,031			1,049,145
Total assets	$29,750,852			$29,250,482			$29,732,000			$30,083,846			$29,003,053

Liabilities and Stockholders’ Equity
Transaction deposits	$2,061,622	$16,982	3.31%	$2,006,493	$16,858	3.38%	$1,972,324	$15,613	3.14%	$1,755,451	$13,627	3.08%	$1,345,742	$9,468	2.82%
Savings deposits	11,981,668	143,173	4.81%	11,409,677	136,790	4.82%	11,043,155	132,801	4.77%	10,858,306	127,323	4.65%	10,590,558	114,275	4.33%
Time deposits	1,658,899	21,125	5.12%	1,719,325	21,952	5.14%	1,716,812	21,759	5.03%	1,610,235	19,167	4.72%	1,531,922	13,648	3.57%
Total interest bearing deposits	15,702,189	181,280	4.64%	15,135,495	175,600	4.67%	14,732,291	170,173	4.58%	14,223,992	160,117	4.47%	13,468,222	137,391	4.09%
Short-term borrowings	927,253	12,749	5.53%	912,088	12,783	5.64%	1,257,609	18,069	5.70%	1,393,478	19,576	5.57%	1,397,253	18,253	5.24%
Long-term debt	778,401	11,457	5.92%	859,509	13,986	6.54%	858,858	14,113	6.52%	858,167	14,005	6.47%	883,871	14,282	6.48%
Total interest bearing liabilities	17,407,843	205,486	4.75%	16,907,092	202,369	4.81%	16,848,758	202,355	4.76%	16,475,637	193,698	4.66%	15,749,346	169,926	4.33%
Non-interest bearing deposits	8,647,594			8,637,775			9,247,491			10,016,579			9,749,105
Other liabilities	537,754			509,286			541,162			474,869			389,155
Stockholders’ equity	3,157,661			3,196,329			3,094,589			3,116,761			3,115,447
Total liabilities and stockholders’ equity	$29,750,852			$29,250,482			$29,732,000			$30,083,846			$29,003,053
Net interest income		$216,646			$215,075			$214,785			$232,143			$232,103
Net interest margin			3.01%			3.03%			2.93%			3.13%			3.29%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.
(4)    In the first quarter of 2024, enhancements were made to our methodology for applying relationship pricing credits to mortgage client loans. To conform to the current period presentation, certain prior period interest income amounts have been reclassified from loans held for investment, mortgage finance to loans held for investment and related yields have been adjusted accordingly.